SALES AGREEMENT

THIS AGREEMENT is made and entered into this 4th day of December, 1998 by and between Ultralife Batteries, Inc. (hereinafter referred to as "UBI"), and PGT Energy Corporation (hereinafter referred to as "PGT") ,

                                   WITNESSETH

WHEREAS, UBI and PGT have entered into a Joint Venture Agreement on the 10th day of October 1998 (hereinafter referred to as " the JV Agreement") in which UBI and PGT agree to jointly establish a Joint Venture Company n Taiwan, ROC with the company name Ultralife Taiwan, Inc., (hereinafter referred to as "UTI",) such that UTI shall engage in the manufacture, distribution, sales, and R&D of lithium - ion solid polymer rechargeable batteries, (hereinafter referred to as "Products";) the Parties have further entered into an amendment thereof on the 4th day of December 1998 , ( hereinafter referred to as "the Amendment"; ) after UTI is legally incorporated , all rights and obligations of PGT provided in this Agreement shall be immediately assigned to and assumed by UTI.

WHEREAS, subject to successful establishment and incorporation of UTI as defined in the JV agreement, UBI and UTI desire to cooperate with each other for marketing and promotion of the sale of the Products to the benefits of each other; to achieve such common objectives, and in accordance with the purpose and provisions of the JV Agreement, UBI and UTI agree to set guidelines such that sales effort can be conducted most smoothly and efficiently, and profits can be maximized.

NOW THEREFORE, in consideration of the premises and of the mutual promises, UBI and UTI hereby agree to enter into this Agreement on the following terms and conditions:

1. Sales Region

A Sales Region is a particular area in which either Party of UBI and UTI is entitled to sell the Products. Specific Sales Regions are as defined in the JV Agreement.

2. Sales Referral

Either Party of UBI and UTI undertakes to use its best effort in referring sales opportunities to the other Party. Unless it is specifically agreed otherwise to the contrary between the Parties, either Party shall diligently perform sales referrals, but can not request for any compensation therefor.

3. Cross - Region Sales

Either Party of UBI and UTI undertakes to act as exclusive sales agent for the other Party in the territory which is outside of the principle's Sales Region but within the agent's own Sales Region. With respect to each such sales transaction, the agent acts on behalf of the principle. For each such transaction, the principle shall issue a warranty to cover the Products.

4. Agency Commission

Where one Party has acted as an agent for the other, it is entitled to a 5% agency commission based on the gross revenue generated from the sales of the Products made by the agent, unless it is agreed otherwise by and between the Parties.

5. Assignment

Either Party of UBI and UTI shall notify the other immediately if it appoints sub - agents or sub - distributors for the principle in its own Sales Region. The notification shall include the names of the sub - agents / sub distributors and their respective assigned territory. The agent undertakes to cause this Agreement binding on any such appointed sub - agents / sub - distributors.

6. Use of Trademark

UTI shall register and use the trademark of "Ultralife Taiwan" in its sales region, however UBI agrees that as long as it is a major shareholder (greater than 30%) of UTI, UTI is authorized to use the trademark name of "Ultralife"

7. Effective Date

This Agreement shall become effective as of the date of signing. Any amendments to this Agreement shall be made in writing and signed by the Parties.

8. Transitional sales

UBI shall continue the current marketing and sales efforts within the territory of UTI as defined in the JV agreement at no commission to UTI until UTI becomes fully operational. During the period, UBI shall introduce the UTI sales team to key customers and distributors, assist in the training of UTI sales, and jointly develop new business. Any sales to UBI in which UTI is instrumental shall be commissionable. All sales efforts in Taiwan shall be coordinated by UTI.

9. Governing Law

The validity, construction and performance of this Agreement shall be determined, construed, and interpreted in accordance with the laws of the Republic of China. IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year hereinabove set forth.


Ultralife Batteries, Inc.               PGT Energy Corporation

BY: /s/ Bruce Jagid                     BY : /s/ J.F. Hsu
    ---------------                          ------------
Name: Bruce Jagid                       Name : J.F. Hsu

Title: Chairman &                       Title : Chairman
       Chief Executive
       Officer

Date: 12/4/98                           Date: 12/4/98
      -------                                 -------